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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 29, 1997


                               CONMED CORPORATION
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             (Exact name of registrant as specified in its charter)


           New York                         0-16093             16-0977505
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(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    310 Broad Street, Utica, New York                             13501
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 (Address of principal executive offices)                       (Zip Code)


                                 (315) 797-8375
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              (Registrant's telephone number, including area code)

Item 5.   Other Events

                  On May 29, 1997, CONMED Corporation (the Company) signed an asset purchase agreement whereby the Company will acquire a product line from Davol Inc., a subsidiary of C.R. Bard, Inc. The acquisition, which includes approximately $25 million of net sales, is scheduled to close on June 30, 1997.

Item 7.  Financial Statements and Exhibits

                  (c)   Exhibits

                        1.  Press release dated May 29, 1997.

                                    Signature

         Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 CONMED CORPORATION

                                                 By:/s/ Robert D. Shallish, Jr.
                                                    ---------------------------
                                                    Robert D. Shallish, Jr.
                                                    Vice President-Finance

Dated: June 18, 1997

[GRAPHIC-COMPANY LETTERHEAD]                                   NEWS RELEASE

May 29, 1997

CONTACT: ROBERT D. SHALLISH, JR.
                  (315) 797-8375
                  EXT. 2219

FOR RELEASE:   7:00 AM (EDT) May 29, 1997

              CONMED To Acquire Surgical Suction Connecting Tubing and Suction Instruments From a Subsidiary of C.R. Bard, Inc.

         Utica, New York - CONMED CORPORATION (NASDAQ: CNMD) today announced the signing of an agreement with Davol Inc., a subsidiary of C.R. Bard, Inc. (NYSE:
BCR) for the acquisition of Davol Inc.'s Yankauer, Poole, Frazier and Sigmoidoscopic and connecting tubing surgical suction instrument product line. The products are used routinely by physicians in surgical procedures and have sales of approximately $25 million. Terms of the purchase were not disclosed. The Agreement does not include Davol Inc.'s performance irrigation product line.

         Subject  to   clearance   under  the  Hart  Scott   Rodino   Anti-trust
Improvements Act of 1976, the acquisition is scheduled to close on June 30, 1997.

         Eugene R. Corasanti, President, Chief Executive Officer and Chairman of the Board, said, "The purchase of this product line is a fine addition to our CONMED family of products. It will fit well with our recently reorganized sales structure and our medical manufacturing expertise."

         The products are currently manufactured in facilities of Davol Inc. in Cranston, Rhode Island and Lawrence, Kansas. The production in the Cranston plant will be moved to CONMED's Utica location while the Lawrence production will be continued in the Lawrence facility.

         CONMED Corporation is a manufacturer of electrosurgery, heart monitoring and other medical products used primarily in hospital operating rooms and other critical care areas. The Company distributes its products worldwide from manufacturing and warehousing facilities in Utica and Rome, New York; Denver Colorado; Dayton, Ohio and El Paso, Texas.